UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56237	85-3844872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Broadway Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(818) 860-1352

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 23, 2024 (the “Signing Date”), Serve Robotics Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited and institutional investor for a private placement offering (“Private Placement”) of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and warrants exercisable for Common Stock (the “Investor Warrants”). Pursuant to the Purchase Agreement, the Company sold 2,500,000 Pre-Funded Warrants with each Pre-Funded Warrant exercisable for one share of Common Stock, together with Investor Warrants to purchase up to 2,500,000 shares of Common Stock. Each Pre-Funded Warrant and accompanying Investor Warrant were sold together at a combined offering price of $5.9999.

The Pre-Funded Warrants are immediately exercisable, at a nominal exercise price of $0.0001, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Investor Warrants have an exercise price of $6.00 per share (subject to adjustment as set forth in the Investor Warrant), are exercisable upon issuance and will expire five and a half years from the date of issuance. The Investor Warrants contain standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions.

The Private Placement is expected to close on July 24, 2023 (the “Closing Date”). The Company expects to receive gross proceeds of approximately $15 million before deducting transaction related expenses payable by the Company. The Company intends to use the net proceeds for general corporate purposes.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the "Registration Statement") with the Securities and Exchange Commission (the “SEC”) to register for resale of the Shares, the shares issuable upon exercise of the Pre-Funded Warrants and the Investor Warrants within 15 days after the Closing Date (the “Filing Date”). Pursuant to the Registration Rights Agreement, the Registration Statement shall be declared effective within 15 days after the Filing Date or 45 days following the Filing Date if the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to file the resale registration statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

Aegis Capital Corp. acted as the placement agent in connection with the Private Placement. Pursuant to the engagement letter, Aegis will be paid a commission equal to 7.5% of the gross proceeds received by the Company in the Private Placement. The Company has agreed to pay Aegis $150,000 for fees and expenses including attorneys’ fees.

The foregoing descriptions of the Purchase Agreement, Pre-Funded Warrants, Investor Warrants, and Registration Rights Agreement described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference. In connection with the issuance of the securities described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

Item 8.01. Other Events.

On July 23, 2024, the Company issued a press release regarding the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits. The following exhibits are included in this report:

No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
10.4	Form of Pre-Funded Warrant
99.1	Press Release issued on July 23, 2024
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serve Robotics Inc.

Dated: July 23, 2024	/s/ Ali Kashani
Ali Kashani
Chief Executive Officer and Director

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